United States

Securities and Exchange Commission

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

December 16, 2015 (December 15, 2015)

Date of Report (Date of earliest event reported)

Overseas Shipholding Group, Inc.

(Exact Name of Registrant as Specified in Charter)

1-6479-1

Commission File Number

Delaware	13-2637623
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1301 Avenue of the Americas

New York, New York  10019

(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code (212) 953-4100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.07	Submission of Matters to a Vote of Security Holders.

The information in “Item 8.01 Other Events” of this Current Report on Form 8-K is incorporated by reference into this Item 5.07.

Section 7 – Regulation FD

Item 7.01	Regulation FD Disclosure.

On December 16, 2015, Overseas Shipholding Group, Inc. (the “Company”) issued a press release relating to the information in “Item 8.01 Other Events” of this Current Report on Form 8-K. A copy of the press release is attached as Exhibit 99.1.

The information in this Item 7.01, including Exhibit 99.1, is being furnished and shall not be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that Section, nor shall such information be deemed to be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as otherwise stated in that filing.

Section 8 – Other Events

Item 8.01	Other Events.

As previously disclosed, on December 2, 2015, the Company began soliciting consents (the “Consent Solicitations”) from registered holders of its 8.125% Senior Notes due 2018 (the “2018 Notes”), and any and all of the Company’s outstanding 7.50% Senior Notes II due 2021 (the “Election 2 Notes”), 7.50% Senior Notes I due 2021 (the “Election 1 Notes”) and 7.50% Senior Notes due 2024 (the “2024 Notes”) to amend the applicable indenture governing such series of notes to affirm that for the purposes of the restriction in such indentures on the Company’s ability to dispose of assets, the Company’s international operations, held through its subsidiary OSG International, Inc., do not constitute all or substantially all, or substantially an entirety, as the case may be, of the Company’s assets. In addition, as previously disclosed, on December 2, 2015 the Company commenced cash tender offers (the “Tender Offers”) for up to $119,076,000 in aggregate principal amount of the 2018 Notes, and any and all of the Election 2 Notes, Election 1 Notes and 2024 Notes.

As of 5:00 pm on December 15, 2015, holders of more than a 50% of the outstanding principal amount of the 2018 Notes and more than 66⅔% of the outstanding principal amount of the Election 2 Notes and Election 1 Notes have provided consents to amend the indentures governing those series of notes. As a result, on December 16, 2015, the Company and the trustees under the indentures executed supplemental indentures (the “Supplemental Indentures”) to amend the applicable indentures.

The aggregate principal amount and approximate percentage of each series of notes validly tendered and not withdrawn as of the previously announced early tender/consent only deadline of 5:00 p.m., New York City time, on December 15, 2015 (the “Early Tender/Consent Only Deadline”) is summarized in the table below. The 2024 Notes were not subject to the early tender/consent only deadline.

Title of Security	Aggregate Principal Amount that has Validly Both Tendered and Consented and Not Been Withdrawn	Percent Aggregate Principal Amount Outstanding that has Validly Both Tendered and Consented and Not Been Withdrawn	Aggregate Principal Amount Validly Consented Only and Not Been Withdrawn	Percent Aggregate Principal Amount Outstanding that has Validly Consented Only and Not Been Withdrawn
8.125% Senior Notes due 2018	$234,041,000	98.27%	$350,000	0.15%
7.50% Senior Notes II due 2021	$102,565,000	99.70%	$60,000	0.06%
7.50% Senior Notes I due 2021	$3,508,000	100.00%	–	–

As the Tender Offer for the 2018 Notes is oversubscribed, the Company has accepted for purchase tendered 2018 Notes on a prorated basis in the manner described in the applicable Offer to Purchase and Consent Solicitation Statement. Holders who tender 2018 Notes and deliver consents with respect to 2018 Notes after the Early Tender/Consent Only Deadline will not have any of their Notes or Consents accepted for payment. The Company has accepted for purchase all Election 1 Notes and Election 2 Notes tendered prior to the Early Tender/Consent Only Deadline. In addition, the Company has determined that it will pay the applicable consent payment to all holders of 2018 Notes and Election 2 Notes that neither tendered their notes nor delivered consents prior to the Early Tender/Consent Only Deadline.

1

Section 9 – Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

4.1	First Supplemental Indenture, dated as of December 16, 2015, relating to the 8.125% Senior Notes due 2018, between Overseas Shipholding Group, Inc. and The Bank of New York Mellon, as Trustee.
4.2	Fifth Supplemental Indenture, dated as of December 16, 2015, relating to the 7.50% Senior Notes I due 2021, between Overseas Shipholding Group, Inc. and Wilmington Trust Company, as Trustee.
4.3	Sixth Supplemental Indenture, dated as of December 16, 2015, relating to the 7.50% Senior Notes II due 2021, between Overseas Shipholding Group, Inc. and Wilmington Trust Company, as Trustee.
99.1	Press Release dated December 16, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OVERSEAS SHIPHOLDING GROUP, INC.
(Registrant)

Date: December 16, 2015	By	/s/ James D. Small III
		Name:	James D. Small III
		Title:	Senior Vice President, Secretary & General Counsel

EXHIBIT INDEX

Exhibit No.	Description
4.1	First Supplemental Indenture, dated as of December 16, 2015, relating to the 8.125% Senior Notes due 2018, among Overseas Shipholding Group, Inc. and The Bank of New York Mellon, as Trustee.
4.2	Fifth Supplemental Indenture, dated as of December 16, 2015, relating to the 7.50% Senior Notes I due 2021, among Overseas Shipholding Group, Inc. and Wilmington Trust Company, as Trustee.
4.3	Sixth Supplemental Indenture, dated as of December 16, 2015, relating to the 7.50% Senior Notes II due 2021, among Overseas Shipholding Group, Inc. and Wilmington Trust Company, as Trustee.
99.1	Press Release dated December 16, 2015.